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                                              EXHIBIT 2
                                              ---------

                     IDENTIFICATION OF THE SUBSIDIARY WHICH ACQUIRED SECURITIES
                     ----------------------------------------------------------

                Citigroup Global Markets Limited is a broker or dealer chartered and headquartered in London, England.

             Each of the undersigned hereby affirms the identification of the subsidiary which acquired the Securities filed for in this Schedule 13G.


             Date:  May 10, 2004


                                 CITIGROUP FINANCIAL PRODUCTS INC.


                                 By: /s/ Serena D. Moe
                                     ---------------------------------
                                     Name:  Serena D. Moe
                                     Title: Assistant Secretary


                                 CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                 By: /s/ Serena D. Moe
                                     ---------------------------------
                                     Name:  Serena D. Moe
                                     Title: Assistant Secretary



                                 CITIGROUP INC.


                                 By: /s/ Serena D. Moe
                                     ---------------------------------
                                     Name:  Serena D. Moe
                                     Title: Assistant Secretary


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